                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NIPSCO Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

LOGO               NIPSCO INDUSTRIES, INC.
                   801 E. 86th Avenue . Merrillville, IN 46410 . (219) 853-5200
-------------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING

                                                                  March 9, 1998

To the Holders of Common Shares of
NIPSCO Industries, Inc.:

  The annual meeting of the shareholders of NIPSCO Industries, Inc. (the "Company"), will be held at the Westin Hotel, 50 South Capitol Avenue, Indianapolis, Indiana, on Wednesday, April 8, 1998, at 10:00 a.m., Eastern Standard Time, for the following purposes:
  (1) to elect four members of the Board of Directors, each for a term of three years;
  (2) to consider and vote upon an amendment to the Company's Articles of Incorporation to increase the authorized number of the Company's Common Shares from 200,000,000 to 400,000,000; and
  (3) to transact any other business that may properly come before the meeting or any adjournment or adjournments thereof.

  Shareholders of record on February 26, 1998, will be entitled to vote at the meeting. The stock transfer books will not close.

  The Company has approximately 37,441 common shareholders of record. In order that there may be proper representation at the meeting, each shareholder is requested to vote, sign and mail the enclosed proxy at once. If sufficient proxies are not obtained, an adjournment will be necessary. Please help avoid the expense and delay of adjourning the meeting by mailing your proxy promptly. Shareholders attending the meeting may vote in person, and in such cases proxies they have signed will not be voted.

  In order to facilitate arrangements for the meeting, we would like to know in advance how many shareholders expect to attend in person. If you plan to attend, please so indicate in the space provided on the proxy card.

  Please Vote, Date, Sign and Return the Enclosed Proxy Promptly.

                                                     /s/ Nina M. Rausch

                                                     Nina M. Rausch
                                                       Secretary

                                PROXY STATEMENT

  THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE BY THE SHAREHOLDER. THE COMMON SHARES, NO PAR VALUE, OF THE COMPANY ("COMMON SHARES") REPRESENTED BY THE PROXIES WILL BE VOTED AS DIRECTED, BUT IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR AND "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXIES ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

  The proxy statement and form of proxy are first being sent to shareholders on March 9, 1998. The expense of this solicitation will be borne by the Company. It is intended that the original solicitation of proxies by mail and a reminder letter may be supplemented by telephone, telegraph and personal solicitation by officers and regular employees of the Company or its subsidiaries. In addition, the Company has retained Morrow & Co., Inc., for a fee of $8,000 plus reimbursement of expenses, to aid in the solicitation of proxies. Requests will also be made of brokerage houses and other nominees and fiduciaries to forward proxy material at the expense of the Company to the beneficial owners of stock held of record by such persons.

  All of a shareholder's shares registered in the same name, including those held for the shareholder as a participant in the Company's Automatic Dividend Reinvestment and Share Purchase Plan and the Tax Deferred Savings Plan, will be represented on one proxy.

  Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation of proxies may be accomplished by delivering an instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person. Attendance at the meeting will not in and of itself revoke a proxy.

  If you are planning to attend the meeting in person, please indicate in the space provided on the proxy card, so that the Company may facilitate arrangements.

STOCK SPLIT--

  All references throughout this Proxy Statement to number of shares reported including per share amounts, stock option data, restricted share awards and market price of Common Shares have been restated to reflect the two-for-one stock split as if it had occurred at the beginning of the earliest period. The stock split was paid February 20, 1998 to holders of record as of the close of business on January 30, 1998.

VOTING SECURITIES--

  The close of business on February 26, 1998, is the date for the determination of the number of shares outstanding and of shareholders entitled to notice of and to vote at the meeting. As of February 26, 1998, the Company had issued and outstanding 123,584,768 Common Shares owned by approximately 37,441 shareholders of record. Each Common Share is entitled to one vote on each matter voted upon.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding Common Shares, represented in person or by proxy, will constitute a quorum of shareholders at the Annual Meeting. The judges of election will determine whether or not a quorum is present. A plurality of the votes cast at the meeting is required to elect a director. The affirmative vote of a majority of the votes cast is required to approve the proposal to amend the Articles of Incorporation. Votes cast by proxy or in person at the meeting will be tabulated by the judges of election appointed for the meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, for the purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast on any matter presented at the Annual Meeting. As a result, abstentions and broker non-votes will not have any effect on Proposals 1 and 2, other than in determining the existence of a quorum.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

  The Company's Board of Directors is composed of ten directors, who are divided into three classes. One class is elected each year for a term of three years. Upon recommendation of the Nominating and Compensation Committee, the Board of Directors has nominated for reelection as directors Steven C. Beering, James T. Morris and Denis E. Ribordy, each for a term of three years. In addition, upon recommendation of the Nominating and Compensation Committee, the Board of Directors has nominated Carolyn Y. Woo to replace Ernestine M. Raclin, who is retiring with the grateful thanks of the Board of Directors at the expiration of her term. The Board of Directors does not anticipate that any of the nominees will be unable to serve, but if such a situation should arise the proxies will be voted in accordance with the best judgment of the person or persons acting thereunder.

  The following chart gives information about nominees (who have consented to being named in the proxy statement and to serve if elected) and incumbent directors. The dates shown for service as a director include service as a director of Northern Indiana Public Service Company ("Northern Indiana") prior to the March 3, 1988 share exchange with the Company.

                 NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN
                   FOR PAST FIVE YEARS AND PRESENT                     DIRECTOR
                          DIRECTORSHIPS HELD                            SINCE
                 -----------------------------------                   --------

NOMINEES FOR TERMS TO EXPIRE IN 2001

 Steven C. Beering, 65-President of Purdue University, West Lafayette,
  Indiana. Dr. Beering is also a director of Arvin Industries, Inc.,
  American United Life Insurance Company and Eli Lilly and Company....   1986

 James T. Morris, 54-Chairman and Chief Executive Officer, IWC
  Resources Corporation, Indianapolis, Indiana. Mr. Morris is also a director of Paul Harris Stores, Inc. and National City Bank
  (Indianapolis)......................................................   1997

 Denis E. Ribordy, 68-Vice Chairman of the Chicago Motor Club,
  Chicago, Illinois; retired President of Ribordy Drugs, Inc.,
  Merrillville, Indiana, a retail drugstore chain. Mr. Ribordy is also
  a director of Mercantile National Bank of Indiana...................   1981

 Carolyn Y. Woo, 43-Gillen Dean and Siegfried Professor, College of
  Business Administration, University of Notre Dame, South Bend,
  Indiana. Ms. Woo is also a director of Bindley Western Industries,
  Inc.................................................................     --

DIRECTORS WHOSE TERMS EXPIRE IN 2000

 Arthur J. Decio, 67-Chairman of the Board and Chief Executive Officer
  and Director of Skyline Corporation, Elkhart, Indiana, a manufacturer of manufactured housing and recreational vehicles. Mr. Decio is also a director of Quality Dining, Inc. and St. Joseph Capital
  Corporation.........................................................   1991

 Gary L. Neale, 58-Chairman, President and Chief Executive Officer of
  the Company and of Northern Indiana since March 1, 1993; prior thereto, Executive Vice President of the Company, and President and
  Chief Operating Officer of Northern Indiana. Mr. Neale is also a director of Modine Manufacturing Company and Chicago Bridge and Iron
  Company.............................................................   1991

 Robert J. Welsh, 62-Chairman, President and Chief Executive Officer
  of Welsh, Inc., Merrillville, Indiana, a marketer of petroleum products through convenience stores and travel centers. Mr. Welsh is
  also a director of NBD Indiana, Inc.................................   1988

                 NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN
                   FOR PAST FIVE YEARS AND PRESENT                     DIRECTOR
                          DIRECTORSHIPS HELD                            SINCE
                 -----------------------------------                   --------

DIRECTORS WHOSE TERMS EXPIRE IN 1999

 Ian M. Rolland, 64-Chairman and Chief Executive Officer, and
  President since January 1, 1997, of Lincoln National Corporation,
  Fort Wayne, Indiana, an insurance and financial services firm. Mr.
  Rolland is also a director of Lincoln National Corporation, Tokheim
  Corporation, and Norwest Corporation................................   1978
 Edmund A. Schroer, 70-Retired March 1, 1993 as Chairman, President
  and Chief Executive Officer of the Company and Chairman and Chief
  Executive Officer of Northern Indiana...............................   1977
 John W. Thompson, 48-General Manager-IBM North America of IBM
  Corporation, White Plains, New York. IBM is a worldwide corporation, whose offerings include services, software systems, products and technologies. Mr. Thompson is also a director of Fortune Brands
  Inc.................................................................   1993

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS--

  The Board of Directors of the Company met ten times during 1997. The Board has the following six standing committees: the Executive Committee, the Audit Committee, the Nominating and Compensation Committee, the Environmental Affairs Committee, the Public Affairs and Employment Committee and the Corporate Governance Committee.

  During 1997, each director attended at least 75% of the combined total number of the Company's Board meetings and the meetings of the respective committees on which he or she was a member, except for Ian M. Rolland who attended 72% of his total meetings.

  The Executive Committee has the authority to act on behalf of the Board at such times as is reasonably necessary when the Board is not in session. The Committee did not meet in 1997. Mr. Neale was Chairman and Messrs. Decio, Ribordy, Rolland and Welsh were members of the Committee in 1997.

  The Audit Committee met five times in 1997. The Committee has reviewed and made recommendations to the Board with respect to the engagement of the independent public accountants, both for 1997 and 1998, and the fees relating to audit services and other services performed by them. The Committee meets with the independent public accountants and officers responsible for Company financial matters. Members of the Committee in 1997 were Mr. Rolland, Chairman, and Messrs. Decio, Schroer and Thompson.

  The Nominating and Compensation Committee met twice in 1997. The Committee advises the Board with respect to nominations of directors and the salary, compensation and benefits of directors and officers of the Company. Mr. Ribordy was Chairman of the Committee, and Dr. Beering, Mrs. Raclin and Mr. Welsh were members during 1997. The Committee considers nominees for directors recommended by shareholders. The Company's By-laws require that shareholders who desire to nominate a person for election as a director at the 1999 annual meeting must deliver a written notice to the Secretary of the Company by November 9, 1998. The notice of nomination must set forth (i) the name, age and address of each nominee proposed, (ii) the principal occupation or employment of the nominee, (iii) the number of Common Shares beneficially owned by the nominee and (iv) such other information concerning the nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of the nominee. The nomination notice must also include the nominating shareholder's name and address and the number of Common Shares beneficially owned by the shareholder. The shareholder must also furnish the signed consent of the nominee to serve as a director, if elected.

  The Environmental Affairs Committee met twice during 1997. The Committee reviews the status of environmental compliance of the Company, and considers Company public policy issues. Members of the Committee in 1997 were Mr. Welsh, Chairman, Dr. Beering and Messrs. Decio and Schroer.

  The Public Affairs and Employment Committee met twice in 1997. The Committee advises the Board regarding charitable and political contributions, employment policies, shareholder proposals concerning matters of general public interest and consumer and utility industry related issues. Members of the Committee in 1997 were Mrs. Raclin, Chairman, and Messrs. Morris, Ribordy, Rolland and Thompson.

  The Corporate Governance Committee met once in 1997. The Committee consists of all members of the Board who are not also officers. The Committee meets once a year to evaluate/advise the Board regarding the performance of the Board of Directors and each of its members and the nature and amount of information flowing between the Board, management and shareholders. Mr. Rolland was Chairman of the Committee in 1997.

COMPENSATION OF DIRECTORS--

  Each director who is not receiving a salary from the Company is paid $15,000 per year, $3,000 annually per standing committee on which the director sits, $1,000 annually for each committee chairmanship, $750 for each Board meeting attended and $750 per committee meeting attended. Directors of the Company do not receive any additional compensation for services as a director of any Company subsidiary, including Northern Indiana. Under a deferred compensation arrangement, directors may have their fees deferred in the current year and credited to an interest-bearing account or to a phantom stock account for payment in the future.

  The Company's Nonemployee Director Retirement Plan provides a retirement benefit for each nonemployee director of the Company who has completed at least five years of service on the Board. The benefit will be an amount equal to the annual retainer for Board service in effect at the time of the director's retirement from the Board, to be paid for the lesser of ten years or the number of years of service as a nonemployee director of the Company.

  The Company's Nonemployee Director Stock Incentive Plan provides for grants of restricted Common Shares to nonemployee directors of the Company. Initial grants were made in 1992, following shareholder approval of the plan, at the level of 500 shares for each year of service as a director, and 2,000 restricted Common Shares have been granted to each nonemployee director elected or reelected since that date. A grant of 2,000 shares will be made in the future to each person, other than an employee of the Company, who is elected or reelected as a director of the Company. The grants of restricted shares vest in 20% annual increments, with full vesting five years after the date of award.

  During 1997, Mr. Morris was awarded a grant of 666 restricted Common Shares under the Company's 1988 Long-Term Incentive Plan. The restricted shares will vest in 20% increments per year, and otherwise have terms that mirror restricted shares awarded under the Nonemployee Director Stock Incentive Plan. Mr. Morris is not eligible for awards under the Nonemployee Director Plan.

  The Company has adopted a Directors' Charitable Gift Program for nonemployee directors. Under the program, the Company makes a donation to one or more eligible tax-exempt organizations as designated by each eligible director. The Company contributes up to an aggregate of $125,000 as designated by nonemployee directors having served as a director of the Company for at least five years and up to $250,000 as designated by those having served ten years or more. Organizations eligible to receive a gift under the program include charitable organizations and educational institutions located in Indiana and educational institutions that the director attended or for which he or she serves on its governing board. Individual directors derive no financial benefit from the program, as all deductions relating to the charitable donations accrue solely to the Company. All current nonemployee directors are eligible to participate in the program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--

  On March 25, 1997, the Company acquired IWC Resources Corporation, an Indiana corporation ("IWC"). Mr. James T. Morris was Chairman of the Board, Chief Executive Officer and President of IWC and held IWC common shares. Pursuant to the acquisition transaction, Mr. Morris received Company Common Shares and cash in exchange for his IWC common shares in the same proportion as other IWC shareholders. In connection with the IWC acquisition transaction, Mr. Morris was appointed to serve as a director of the Company, IWC entered into a three-year employment agreement with Mr. Morris, guaranteed by the Company, and Mr. Morris entered into a covenant not to compete with the Company. The employment agreement provides Mr. Morris base compensation and certain performance-based bonuses. For 1997, Mr. Morris earned base compensation of $360,535, a completion bonus related to the merger of $1,158,573 and performance-based bonuses of $1,371,787. In consideration of Mr. Morris' covenant not to compete, he will be paid $3,318,756. Some of the foregoing payments were deferred and interest totaling $298,548 was paid to Mr. Morris in 1997 in respect of deferred payments. Mr. Morris also received for 1997 an annual deferred compensation payment, payable at termination of his employment, of $10,829, the amount the Company would have contributed to its defined benefit pension plan had Mr. Morris participated in the plan, and Mr. Morris was awarded a supplemental annual pension benefit of $43,643, which amount included the amount previously payable to Mr. Morris under the IWC defined benefit plan adjusted for actuarial and plan-provided discounts. Certain of the above payments may be increased in respect of taxes payable.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The Company is not aware of any beneficial owner of more than 5% of its Common Shares, as of January 31, 1998.

  The following table sets forth information as to the beneficial ownership of Common Shares, as of January 31, 1998, for each of the directors, nominees and named executive officers, and for all directors and executive officers as a group. All Common Share information has been restated to reflect the two-for-one stock split to shareholders of record on January 30, 1998, payable February 20, 1998.

         NAME OF
       BENEFICIAL                                       AMOUNT AND NATURE OF
          OWNER                                       BENEFICIAL OWNERSHIP(/1/)
       ----------                                     -------------------------
      Steven C. Beering..............................             6,352
      Arthur J. Decio................................             8,500
      James T. Morris................................            36,970
      Gary L. Neale..................................           460,236(/2/)
      Ernestine M. Raclin............................            23,010(/3/)
      Denis E. Ribordy...............................            55,000(/4/)
      Ian M. Rolland.................................            16,132
      Edmund A. Schroer..............................            25,800
      John W. Thompson...............................             4,878
      Robert J. Welsh................................            12,000
      Carolyn Y. Woo.................................                 0
      Stephen P. Adik................................           235,652(/2/)
      Patrick J. Mulchay.............................           171,988(/2/)
      Jeffrey W. Yundt...............................           194,502(/2/)
      Joseph L. Turner...............................           121,762(/2/)
      All directors and executive officers as a
       group.........................................         1,851,415

--------
(/1/) The number of shares owned includes shares held in the Company's
      Automatic Dividend Reinvestment and Share Purchase Plan, shares held in the Company's Tax Deferred Savings Plan (the "401(k) Plan") and restricted shares awarded under the Company's 1988 Long-Term Incentive Plan (the "Incentive Plan") and Nonemployee Director Stock Incentive Plan, where applicable. The percentage of Common Shares owned by all directors and officers as a group is approximately 1.49 percent of the Common Shares outstanding.
(/2/) The totals include shares for which the following executive officers have a right to acquire beneficial ownership, within 60 days after January 31, 1998, by exercising stock options granted under the Incentive Plan: Gary L. Neale--290,000 shares; Stephen
      P. Adik--143,200 shares; Patrick J. Mulchay--114,400 shares; Jeffrey W. Yundt--132,000 shares; Joseph L. Turner--69,000 shares; and all executive officers as a group--1,018,100 shares.
(/3/) Ms. Raclin will retire as a director of the Company at the expiration of her term.
(/4/) Mr. Ribordy disclaims beneficial ownership of 200 shares owned by his wife.

                            EXECUTIVE COMPENSATION

   NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--

  The Nominating and Compensation Committee's (the "Compensation Committee") compensation policy for all executive officers, including the person who served as Chief Executive Officer of the Company during 1997 and the four other most highly compensated executive officers of the Company (the "Named Officers"), is designed to relate total compensation (defined as base salary, incentive bonus and long-term, stock-based compensation) to corporate performance. The Compensation Committee has implemented a "pay-for-performance" program which is designed to position the Company's executive compensation competitively and to reward performance that creates additional shareholder value. The Compensation Committee discusses and considers executive compensation matters, then makes recommendations to the full Board of Directors, which takes the final action on such matters. The Board accepted all of the Compensation Committee's recommendations in 1997.

  The Compensation Committee has engaged an independent, nationally known, compensation consulting firm, Hewitt Associates ("Hewitt"), to advise it and provide surveys of comparative compensation practices for a group of similarly sized energy companies, typically electric, gas or combination utility companies, approximately half of which are located in the Midwest. The 1997 executive compensation comparative group consisted of 21 companies from which data was available to Hewitt and which were believed to be competitors of the Company for executive talent. The comparative compensation group is subject to change in future years if information about any company included in the group is not available, if it is determined that any companies included in the group are no longer competitors for executive talent, or if different energy or other types of companies are determined to be competitors. The changing nature of the Company's competitive businesses is expected to require the inclusion of nonutility companies into the comparative compensation group in future years. The Company's comparative compensation group is not the same as the corporations which make up the Dow Jones Utilities Index in the Stock Price Performance Graph included in this proxy statement.

  The Compensation Committee considers the surveys provided by Hewitt in determining base salary, incentive bonus and long-term stock-based compensation. The Compensation Committee's philosophy is to set conservative base salaries while providing performance-based variable compensation through the Bonus and Incentive Plans described below to allow total compensation to fluctuate according to the Company's financial performance. Long-term incentive awards are stock-based (e.g., stock options or goal-based restricted stock awards) to emphasize long-term stock price appreciation and the concomitant increased shareholder value. In 1997, total compensation of the executive officers, including the Chief Executive Officer, was targeted between the 50th and the 75th percentile of the comparative compensation group. Total compensation would reach this level only if the Company met its earnings per share for the year and its long-term stock price targets. For those executive officers with significant responsibilities for Northern Indiana's business, their total compensation is also dependent on Northern Indiana's pre-tax operating income. Base salaries of the executive officers, as a group, varied from 40% to 55% of total target compensation.

  In establishing Mr. Neale's base salary for 1997, the Compensation Committee reviewed information provided by Hewitt regarding the chief executive officer compensation practices of comparative energy companies. The Compensation Committee determined to set base salary near the median salary of the comparative group, giving regard to Mr. Neale's proven abilities and strong performance with the Company since joining it as Executive Vice President and Chief Operating Officer in 1989. As with the other executive officers, Mr. Neale's total compensation was targeted to be between the 50th and the 75th percentile of the comparative compensation group, depending upon the Company's financial performance. The result of the Compensation Committee's determination as to Mr. Neale's total compensation package was that more than 50% of Mr. Neale's total compensation was performance based and at risk, dependent upon the Company's earnings per share and stock price performance. This compensation would be realized only if specific financial benchmarks were reached by the Company.

  Annual incentive awards for all executive officers are determined in accordance with the Senior Management Incentive Plan (the "Bonus Plan"). The Bonus Plan sets forth a formula established at the beginning of each fiscal year by the Compensation Committee for awarding incentive bonuses, based upon the Company's financial performance. Bonuses awarded to each of the Named Officers (including the Chief Executive Officer) are based on overall corporate financial performance, rather than individual performance of the executive. In 1997, the bonus formula (and the relative weight of the factors on which it was based) was based upon attaining targets for the Company's earnings per share and, in the case of executive officers who have significant responsibilities for Northern Indiana, the pre-tax operating income of Northern

Indiana. The range of awards and levels of awards (as a percent of base salary), if financial performance targets are achieved, are as follows:

                                                                      AWARD IF
                                                             RANGE   TARGETS MET
                                                            -------- -----------
   Chief Executive Officer................................. 0 to 85%     70%
   Executive Vice Presidents............................... 0 to 75%     65%
   Vice Presidents......................................... 0 to 65%     45%

The required financial performance levels of the Company necessary to attain the maximum and target bonus levels have been increased annually since the inception of the Bonus Plan in 1990. In 1997, the Company's actual earnings per share were slightly more than targeted.

  Executive officers are also eligible to receive awards under the Company's Long-Term Incentive Plan. Under the Long-Term Incentive Plan, stock options, stock appreciation rights, performance units, restricted stock awards and supplemental cash payments may be awarded. Stock options and restricted stock awards were awarded in 1997. Base salaries of the executive officers, prior awards under the Long-Term Incentive Plan, and the Company's total compensation target are considered in establishing long-term incentive awards. Options and restricted stock awards granted to executive officers are valued using the Black-Scholes option pricing model at the time of grant for purposes of determining the number of options to be granted to reach total target compensation. In 1997, the number of options and restricted shares granted to the Chief Executive Officer and other executive officers (including all Named Officers) was based on these considerations. The compensation value of stock options and/or restricted stock awards depends on actual stock price appreciation. In addition, restricted stock awards are subject to performance vesting criteria. The criteria for 1997 awards involve meeting specific performance objectives.

  Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer or any of the four other most highly compensated executive officers employed at year-end, other than compensation meeting the definition of "performance based compensation," will not be deductible by a corporation for federal income tax purposes. The Compensation Committee believes that the Company's incentive bonus and long-term stock-based compensation constitutes performance based compensation for purposes of the Internal Revenue Code. In light of its emphasis on such performance based compensation, the Compensation Committee does not anticipate that the limits of Section 162(m) will affect the deductibility of any compensation paid by the Company. However, the Compensation Committee will continue to review the deductibility of compensation under Section 162(m) and related regulations.

  The Compensation Committee believes that its overall executive compensation program has been successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging increased performance from the executive officers which creates additional shareholder value.

                                           Nominating and Compensation
                                            Committee

                                           Denis E. Ribordy, Chairman
                                           Steven C. Beering
                                           Ernestine M. Raclin
                                           Robert J. Welsh

January 30, 1998

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the yearly change in the Company's cumulative total shareholder return on Common Shares, from 1992 through 1997, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Average, assuming the investment of $100 on December 31, 1992 and the reinvestment of dividends.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG NIPSCO INDUSTRIES, S&P 500 INDEX AND DJ UTILITIES


Measurement Period           NIPSCO         S&P 500
(Fiscal Year Covered)        INDUSTRIES     INDEX        DJ UTILITIES
-------------------          ----------     ---------    ------------
Measurement Pt-
12/31/92                     $100.00        $100.00      $100.00
FYE 12/31/93                 $129.44        $110.06      $109.65
FYE 12/31/94                 $122.84        $111.50      $ 92.93
FYE 12/31/95                 $165.57        $153.35      $122.96
FYE 12/31/96                 $179.38        $188.54      $134.26
FYE 12/31/97                 $233.79        $251.42      $165.13


COMPENSATION OF EXECUTIVE OFFICERS--

  Summary. The following table summarizes all annual and long-term compensation for services to the Company and its subsidiaries, including Northern Indiana, for the years 1997, 1996 and 1995 awarded to, earned by or paid to each of the Named Officers.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION(/1/)          LONG-TERM COMPENSATION
                                         ------------------------------ -----------------------------
                                                                          AWARDS        PAYOUTS
                                                                          ------        -------
                                                                OTHER   SECURITIES LONG-TERM   ALL
                                                                ANNUAL    UNDER-   INCENTIVE  OTHER
                                                               COMPEN-    LYING      PLAN    COMPEN-
                                         SALARY   BONUS         SATION   OPTIONS/   PAYOUTS   SATION
    NAME AND PRINCIPAL POSITION     YEAR   ($)   ($)(/2/)      ($)(/3/)  SARS (#)  ($)(/4/)  ($)(/5/)
    ---------------------------     ---- ------  --------      -------- ---------- --------- --------
Gary L. Neale,                      1997 520,000 390,000        6,711     50,000        --    42,993
 Chairman, President and Chief      1996 460,000 236,624        5,161     50,000    567,188   40,129
 Executive Officer                  1995 460,000 286,120        2,746     40,000    527,812   36,077
Stephen P. Adik,                    1997 250,000 171,250        2,575     20,000        --     5,673
 Executive Vice President, Chief    1996 205,000  84,952        9,103     20,000    283,594    5,919
 Financial Officer and Treasurer    1995 205,000 107,010        2,400     20,000    263,906    5,998
Patrick J. Mulchay,                 1997 210,000 150,675          851     20,000        --     7,506
 Executive Vice President and Chief 1996 175,000  72,520        1,614     20,000    283,594    7,717
 Operating Officer-Northern Indiana 1995 175,000  91,350          756     20,000     87,968    8,368
 Public Service Company
Jeffrey W. Yundt,                   1997 210,000 143,850        8,905     20,000        --     3,693
 Executive Vice President and Chief 1996 175,000  72,520        1,671     20,000    283,594    3,824
 Operating Officer--Energy Services 1995 175,000  91,350        1,217     20,000    263,906    3,947
Joseph L. Turner,                   1997 180,000 113,675(/6/)   1,175      8,000        --     7,599
 Senior Vice President              1996 160,000 182,958        5,144     10,000    283,594    8,100
                                    1995 160,000  66,816        1,302     10,000    263,906    8,567

--------
(/1/) Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.
(/2/) All bonuses are paid pursuant to the Bonus Plan, except for a portion of the bonus paid to Joseph L. Turner, which is described in Note 6. The Bonus Plan is designed to supplement a conservative base salary with incentive bonus payments if targeted financial performance is attained. The 1997 target aggregate payout for the Bonus Plan for the Named Officers was $886,800 which was less than the actual aggregate payout for the Named Officers. See "Nominating and Compensation Committee Report on Executive Compensation."

(/3/) In accordance with applicable Securities and Exchange Commission rules, the amounts shown for each of the Named Officers do not include perquisites and other personal benefits, as the aggregate amount of such benefits is less than the lesser of $50,000 and 10% of the total salary and bonus of such Named Officer.
(/4/) The payouts shown are based on the value, at date of vesting, of restricted shares awarded under the Long-Term Incentive Plan which vested during the years shown. Vesting was based on meeting certain performance requirements. Total restricted shares held (assuming 100% vesting) and aggregate market value at December 31, 1997 (based on the average of the high and low sale prices of the Common Shares on that date as reported in The Wall Street Journal) for the Named Officers were as follows: Mr. Neale, 124,000 shares valued at $3,072,875; Mr. Adik, 48,000 shares valued at $1,189,500; Messrs. Mulchay and Yundt, 40,000 shares each valued at $991,250; and Mr. Turner, 28,056 shares (includes 4,056 shares purchased pursuant to the PE Plan described in footnote 6) valued at $695,263. Dividends on the restricted shares are paid to the Named Officers.
(/5/) The Chairman, President and Chief Executive Officer, the Executive Vice
      Presidents and certain Vice Presidents of the Company and Northern Indiana have available to them a supplemental life insurance plan which provides split-dollar coverage of up to 3.5 times base compensation as of commencement of the plan in 1991 and could provide life insurance coverage after retirement if there is adequate cash value in the respective policy. "All other compensation" represents Company contributions to the 401(k) Plan and the dollar value of the benefit to the Named Officers of the remainder of the premiums paid by the Company during 1997 on behalf of the Named Officers under the supplemental life insurance plan, as follows: Mr. Neale--$1,055 401(k) Plan, $40,116 premium value and $1,822 term insurance cost; Mr. Adik--$1,055 401(k) Plan, $4,035 premium value and $583 term insurance cost; Mr. Mulchay, $344 401(k) Plan, $6,628 premium value and $534 term insurance cost; Mr. Yundt, $3,287 premium value and $406 term insurance cost and Mr. Turner--$6,654 premium value and $945 term insurance cost. The value of the life insurance premiums paid by the Company in excess of term insurance cost on behalf of the Named Officers under the supplemental life insurance plan has been restated for all periods in accordance with the present value interest-free loan method.
(/6/) Joseph L. Turner is also President of Primary Energy, Inc., and participates in the Primary Energy Incentive Plan ("PE Plan"). The PE Plan provides for a bonus based on meeting certain financial performance criteria of Primary Energy. Under the PE Plan, $41,043 of Mr. Turner's bonus for 1997 was used to purchase Common Shares of the Company on or about February 27, 1998, the date of payment of the bonus. The PE Plan requires that the Common Shares are restricted for a period of five years, subject to continued employment, except that they vest earlier in the event of the employee's retirement, death or disability.

  Option Grants in 1997. The following table sets forth grants of options to purchase Common Shares made during 1997 to the Named Officers. No stock appreciation rights were awarded during 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                          NUMBER OF
                          SECURITIES  PERCENT OF TOTAL                               GRANT
                          UNDERLYING    OPTIONS/SARS                                  DATE
                         OPTIONS/SARS    GRANTED TO       EXERCISE OR               PRESENT
                           GRANTED      EMPLOYEES IN         BASE        EXPIRATION  VALUE
NAME                       (#)(/1/)   FISCAL YEAR(/2/) PRICE ($/SH)(/3/)    DATE    ($)(/4/)
----                     ------------ ---------------- ----------------- ---------- --------
Gary L. Neale...........    50,000          9.4%             20.64        08/27/07  $133,000
Stephen P. Adik.........    20,000          3.7%             20.64        08/27/07    53,200
Patrick J. Mulchay......    20,000          3.7%             20.64        08/27/07    53,200
Jeffrey W. Yundt........    20,000          3.7%             20.64        08/27/07    53,200
Joseph L. Turner........     8,000          1.5%             20.64        08/27/07    21,280

--------
(/1/) All options granted in 1997 are fully exercisable commencing one year from the date of grant. Vesting may be accelerated as a result of certain events relating to a change in control of the Company. The exercise price and tax withholding obligation related to exercise may be paid by delivery of already owned Common Shares or by reducing the number of Common Shares received on exercise, subject to certain conditions.
(/2/) Based on an aggregate of 533,600 options granted to all employees in 1997. (/3/) All options were granted at the average of high and low sale prices of the
      Common Shares as reported in The Wall Street Journal on the date of grant. (/4/) Grant date present value is determined using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model were as follows: volatility--12.2% (calculated using daily Common Share prices for the twelve-month period preceding the date of grant); risk-free rate of return--6.64% (the rate for a ten-year U.S. treasury); dividend yield--$0.90; option term--ten years; vesting--100% one year after date of grant; and an expected option term of 5.25 years. No assumptions relating to non-transferability or risk of forfeiture were made. Actual gains, if any, on option exercises and Common Shares are dependent on the future performance of the Common Shares and overall market condition. There can be no assurance that the amounts reflected in this table will be achieved.

  Option Exercises in 1997. The following table sets forth certain information concerning the exercise of options or stock appreciation rights ("SARs") during 1997 by each of the Named Officers and the number and value of unexercised options and SARs at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          SHARES            UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED           OPTIONS/SARS AT FISCAL      AT FISCAL YEAR-END
                            ON     VALUE       YEAR-END (#)(/1/)             ($)(/2/)
                         EXERCISE REALIZED ------------------------- -------------------------
NAME                       (#)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
Gary L. Neale...........       0  $     0    290,000      50,000     $3,010,312    $207,030
Stephen P. Adik.........       0        0    143,200      20,000      1,669,175      82,812
Patrick J. Mulchay......       0        0    114,400      20,000      1,166,450      82,812
Jeffrey W. Yundt........       0        0    132,000      20,000      1,452,875      82,812
Joseph L. Turner........  10,000   87,813     69,000       8,000        658,156      33,124

--------
(/1/) Includes some SARs granted in tandem with options.
(/2/) Represents the difference between the option exercise price and $24.78, the average of high and low sale prices of the Common Shares on December 31, 1997, as reported in The Wall Street Journal.

   Long-Term Incentive Plan Awards in 1997. The following table sets forth restricted shares awarded pursuant to the Long-Term Incentive Plan during 1997 to each of the Named Officers.

          LONG-TERM STOCK INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                           PERFORMANCE
                                            OR OTHER
                                             PERIOD       ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,    UNTIL        NON-STOCK PRICE-BASED PLANS
                          UNITS OR OTHER   MATURATION  ------------------------------------
NAME                         RIGHTS (#)     OR PAYOUT  THRESHOLD (#) TARGET (#) MAXIMUM (#)
----                     ----------------- ----------- ------------- ---------- -----------
Gary L. Neale...........      18,000         2 years          0        18,000     18,000
Stephen P. Adik.........           0               0          0             0          0
Patrick J. Mulchay......           0               0          0             0          0
Jeffrey W. Yundt........           0               0          0             0          0
Joseph L. Turner........           0               0          0             0          0

  The restrictions on shares awarded during 1997 lapse two years from the date of grant. The vesting of the restricted shares is variable from 0% to 100% of the number awarded, based upon meeting certain specific non-financial performance objectives. There is a two-year holding period for the shares after the restrictions lapse.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN--

  The following table shows estimated annual benefits, giving effect to the Company's Supplemental Executive Retirement Plan (as described below), payable upon retirement to persons in the specified remuneration and years-of-service classifications.

                              PENSION PLAN TABLE

REMUNERATION                                        YEARS OF SERVICE
------------                             ---------------------------------------
                                           15      20      25      30      35
                                         ------- ------- ------- ------- -------
$  350,000.............................. 144,750 193,000 201,750 210,500 210,500
   400,000.............................. 167,250 223,000 233,000 243,000 243,000
   450,000.............................. 189,750 253,000 264,250 275,500 275,500
   500,000.............................. 212,250 283,000 295,500 308,000 308,000
   550,000.............................. 234,750 313,000 326,750 340,500 340,500
   600,000.............................. 257,250 343,000 358,000 373,000 373,000
   650,000.............................. 279,750 373,000 389,250 405,500 405,500
   700,000.............................. 302,250 403,000 420,500 438,000 438,000
   750,000.............................. 324,750 433,000 451,750 470,500 470,500
   800,000.............................. 347,250 463,000 483,000 503,000 503,000
   850,000.............................. 369,750 493,000 514,250 535,500 535,500
   900,000.............................. 392,250 523,000 545,500 568,000 568,000
   950,000.............................. 414,750 553,000 576,750 600,500 600,500
 1,000,000.............................. 437,250 583,000 608,000 633,000 633,000
 1,050,000.............................. 459,750 613,000 639,250 665,500 665,500
 1,100,000.............................. 482,250 643,000 670,500 698,000 698,000

  The credited years of service for each of the Named Officers, pursuant to the Supplemental Plan, are as follows: Gary L. Neale--23 years; Stephen P. Adik--19 years; Patrick J. Mulchay--35 years; Jeffrey W. Yundt--18 years; and Joseph L. Turner--26 years.

  Upon their retirement, regular employees and officers of the Company and its subsidiaries which adopt the plan (including directors who are also full-time officers) will be entitled to a monthly pension in accordance with the provisions of the Company's pension plan, effective as of January 1, 1945. The directors who are not and have not been officers of the Company are not included in the pension plan. The pensions are payable out of a trust fund established under the pension plan with The Northern Trust Company, trustee. The trust fund consists of contributions made by the Company and the earnings of the fund. Over a period of years the contributions are intended to result in over-all actuarial solvency of the trust fund. The pension plan of the Company has been qualified as non-discriminatory under Sections 401 and 404 of the Internal Revenue Code of 1986 (the "Code").

  Pension benefits are determined separately for each participant. The formula for a monthly payment for retirement at age 65 is 1.7% of average monthly compensation multiplied by years of service (to a maximum of 30 years) plus 0.6% of average monthly compensation multiplied by years of service over 30. Average monthly compensation is the average for the 60 consecutive highest-paid months in the employee's last 120 months of service. Covered compensation is defined as wages reported as W-2 earnings plus any salary reduction contributions made under the 401(k) Plan and an amount equivalent to base pay for certain non-compensated periods of authorized leave of absence, minus any amounts paid for unused vacations accrued. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security or other offset amounts.

  The Company also has a Supplemental Executive Retirement Plan for officers. Participants in the Plan are selected by the Board of Directors. Benefits from the Plan are to be paid from the general assets of the Company.

  The Supplemental Plan provides the larger of (i) 60% of five-year average pay less Primary Social Security Benefits (prorated for less than 20 years of service) and an additional 0.5% of 5-year average pay less Primary Social Security Benefits per year for participants with between 20 and 30 years of service, or (ii) the benefit formula under the Company's Pension Plan. In either case, the benefit is reduced by the actual pension payable from the Company's Pension Plan. In addition, the Supplemental Plan provides certain disability and pre-retirement death benefits for the spouse of a participant.

CHANGE IN CONTROL AND TERMINATION AGREEMENTS--

  The Board of Directors of the Company has authorized Change in Control and Termination Agreements (the "Agreements") with Mr. Neale and the Vice Presidents of the Company (including each of the Named Officers) (each such person being an "executive"). The Company believes that these Agreements and related shareholder rights protections are in the best interests of the shareholders, to insure that in the event of extraordinary events, totally independent judgment is enhanced to maximize shareholder value. The Agreements, which are terminable upon three years' notice, provide for the payment of three times then current annual base salary and target incentive bonus compensation and the continuation of certain employee benefits for a period of 36 months (the "Severance Period"), if the executive's employment is terminated within 24 months of certain changes in control of the Company.

  The executive would receive full benefits under any supplemental retirement plan of the Company, offset by amounts paid to the executive from any qualified retirement plans of the Company. All stock options held by the executive would become immediately exercisable upon the date of termination of employment, and the restrictions would lapse on all restricted shares awarded to the executive. If any penalty tax under the Code is imposed on the payment of amounts under the contracts, the Company would increase the payment to the extent necessary to compensate the executive for the imposition of such tax.

  During the Severance Period, the executive and spouse would continue to be covered by applicable health or welfare plans of the Company. If the executive died during the Severance Period, all amounts payable to the executive would be paid to a named beneficiary. No amounts would be payable under the Agreements if the executive's employment were terminated by the Company for Good Cause (as defined in the Agreements).

  The Agreement with Mr. Neale also provides for the same severance payments as above described in the event his employment is terminated at any time by the Company (other than for Good Cause) or due to death or disability, or if he voluntarily terminates employment with Good Reason (as defined in the Agreements).

            PROPOSAL NO. 2--AMENDMENT TO ARTICLES OF INCORPORATION
              TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

  The Board of Directors of the Company has unanimously adopted, and recommends that the shareholders approve, an amendment to Article V, Section A of the Articles of Incorporation of the Company (the "Articles"), to increase the number of authorized Common Shares from 200,000,000 to 400,000,000. If the proposed amendment is approved, Article V, Section A would be amended to read as follows:

    The total number of shares which the Corporation shall have the authority to issue shall be 420,000,000 shares, of which 400,000,000 shares shall be Common Shares without par value and 20,000,000 shares shall be Preferred Shares without par value.

  The Company currently is authorized to issue 200,000,000 Common Shares, of which 123,584,768 Common Shares were issued and outstanding as of February 26, 1998. On February 20, 1998 in connection with the two for one stock split authorized by the Board of Directors on December 16, 1997, the Company issued 73,892,109 Common Shares. As of February 26, 1998, the Company had 24,199,450 Common Shares held in its treasury, leaving 52,215,782 authorized but unissued Common Shares. Adoption of the proposed amendment would increase the authorized but unissued Common Shares to 252,215,782.

  The additional Common Shares for which authorization is sought would be part of the existing class of Common Shares and, if and when issued, would have the same rights and privileges as Common Shares presently outstanding. Holders of Common Shares do not have preemptive rights to subscribe for and purchase any new or additional Common Shares or securities convertible into Common Shares.

  The Board of Directors believes that the increase in the number of authorized Common Shares is in the best interests of the Company and its shareholders. The purpose of increasing the number of authorized Common Shares is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, stock splits, stock dividends or other distributions, conversion of convertible securities, future financings and other corporate purposes. Except for the agreement to acquire Bay State Gas Company, which is expected to be consummated in the third quarter of 1998 and which calls for at least 50% of the purchase price to be payable in Common Shares, the Company has no agreements or understandings regarding the issuance of additional Common Shares.

  Under the provisions of the Indiana Business Corporation Law, a board of directors generally may issue authorized but unissued common shares without shareholder approval. A substantial number of authorized but unissued Common Shares not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop without the delay and expense of convening a special meeting of shareholders. The issuance of additional Common Shares may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage of ownership of Common Shares of existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of additional Common Shares unless required by law or the rules of the New York Stock Exchange, or any other stock exchange on which the Common Shares may be listed. The New York Stock Exchange currently requires shareholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of Common Shares outstanding by 20% or more.

  Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized Common Shares may provide the Company with the means of discouraging any such attempt. Such additional Common Shares could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change of control of the Company, whether or not favored by a majority of unaffiliated shareholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Shares. The Company has no present intention to issue securities for any such purpose.

  The Company's Articles also contain a provision authorizing the issuance, without further shareholder approval, of up to 20,000,000 preferred shares with such rights, preferences and limitations as determined by the Board. Such preferred shares could be issued by the Board in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult and costly. The Company has reserved 2,000,000 preferred shares for issuance in connection with the Company's Share Purchase Rights Plan, described below.

  In February 1990, the Company adopted a Share Purchase Rights Plan ("Rights Plan") and issued, as a dividend, one Preferred Share Purchase Right (a "Right") for each outstanding Common Share. Each Common Share issued since the date of that dividend also includes one Right. Each Right entitles the holder to buy one two-hundredth of a Series A Junior Participating Preferred Share at a price of $30, subject to adjustment. The Rights will be exercisable only if a person or group acquires 20% or more of the voting power of the Company or announces a tender or exchange offer following which it would hold 25% or more of the Company's voting power. If, following an acquisition by a person or group of 25% or more of the Company's voting power, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. The Company may redeem the Rights at the price of $.01 per Right prior to the occurrence of an event that causes the Rights to be exercisable for Common Shares. The Rights will expire on March 12, 2000. The Rights Plan is intended as a means to protect the value of the shareholders' investment in the Company, while preserving the possibility of a fair acquisition bid.

  The Company's Articles and By-Laws contain certain provisions which may be viewed as having an antitakeover effect. Under the Articles, certain business combinations proposed by (i) a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the Company or (ii) an affiliate or associate of the Company who at any time within the five year period immediately preceding the date of the business combination was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the Company (an "Interested Shareholder"), must be approved by 80% of the outstanding voting shares that are not beneficially owned by the Interested Shareholder, unless certain fair price and procedural requirements are met, the business combination is approved by the Company's Board before the Interested Shareholder becomes an Interested Shareholder, or the business combination is approved by the affirmative vote of the holders of the majority of the outstanding voting shares that are not beneficially owned by the Interested Shareholder no earlier than five years after such person becomes an Interested Shareholder.

  The Articles also classify the Board into three classes; provide that vacancies on the Board are to be filled by a majority vote of directors, and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred; and provide that directors may only be removed for cause by a two-thirds vote of the remaining directors or by a two-thirds vote of shareholders at an annual meeting. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Company's By-laws, a shareholder who wishes to submit a nominee to the Board of Directors or propose business to be considered at the annual meeting must give notice to the Company prior to the date set forth in the Company's proxy statement for the preceeding annual meeting. Special meetings of shareholders may only be called by the Chairman, President or Board of Directors, or upon written request of the holders of at least 25% of the outstanding voting shares. Each of these provisions tends to make a change in control of the Board more difficult or time consuming.

  The proposed amendment to the Articles is not being recommended for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors currently intend to propose to shareholders any amendments which may have the effect of discouraging takeover attempts.

  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the Articles to increase the number of authorized Common Shares of the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE ARTICLES TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 400,000,000.

             INCLUSION OF SHAREHOLDER PROPOSALS IN PROXY MATERIALS

  Any holder of Common Shares who wishes to submit a proposal to be voted upon by shareholders at the 1999 annual meeting of the Company, and who wishes the proposal to be included in the Company's proxy materials, must submit the proposal to the Secretary of the Company by November 9, 1998. The notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include the nominating shareholder's name and address and the number of Common Shares beneficially owned by the shareholder. Any proposal submitted will also be subject to the rules of the Securities and Exchange Commission regarding shareholder proposals.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its Common Shares filed all such reports on a timely basis during 1997.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  Attention is directed to the financial statements contained in the Company's Annual Report for the year ended December 31, 1997. A copy of the Annual Report has been sent, or is concurrently being sent, to all shareholders of record as of February 26, 1998.

                           AVAILABILITY OF FORM 10-K

  A copy of the Company's annual report for 1997 to the Securities and Exchange Commission on Form 10-K, including the financial statements and the financial statement schedules, but without exhibits, will be provided without charge to any shareholder or beneficial owner of the Company's shares upon written request to Nina M. Rausch, Secretary, NIPSCO Industries, Inc., 5265 Hohman Avenue, Hammond, Indiana 46320-1775.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the year 1998, as they have served for many years past. A representative of that firm will be present at the annual meeting and will be given an opportunity to make a statement if he so desires. The Company has been informed by the representative that he does not presently intend to make such a statement. The representative will also be available to respond to questions from shareholders.

                                OTHER BUSINESS

  The Board of Directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

  It is important that proxies be returned promptly. Therefore, shareholders are urged to vote, date, sign and return the enclosed proxy. No postage need be affixed if mailed in the United States.

                                        By Order of the Board of Directors

                                              /s/ Nina M. Rausch

                                                  Nina M. Rausch
                                                    Secretary

Dated: March 9, 1998

                                          NIPSCO INDUSTRIES, INC.

  ----------------------------------------------------------------------------


                                          NOTICE OF ANNUAL
            OFFICERS                      MEETING AND
            Gary L. Neale                 PROXY STATEMENT
              Chairman,
              President and               1998
              Chief Executive
              Officer
            Stephen P. Adik
              Executive Vice
              President and
              Chief Financial
              Officer, and
              Treasurer
            Patrick J. Mulchay
              Executive Vice
              President and
              Chief Operating
              Officer, Northern
              Indiana Public
              Service Company
            Jeffrey W. Yundt
              Executive Vice
              President and
              Chief Operating
              Officer, Energy
              Services
            Joseph L. Turner
              Senior Vice
              President, Major
              Accounts
            David A. Kelly
              Vice President
            Dennis E. Senchak
              Assistant
              Treasurer
            Mark D. Wyckoff
              Assistant
              Treasurer
            Nina M. Rausch
              Secretary


            NIPSCO INDUSTRIES, INC.
            801 E. 86th Avenue
            Merrillville, Indiana 46410                        [NIPSCO LOGO]
----------------------------------------------------------------------------

PROXY                                                                      PROXY
                            NIPSCO INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 8, 1998

The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company, to be held at the Westin Hotel, 50 South Capitol Avenue, Indianapolis, Indiana, on Wednesday, April 8, 1998, at 10 a.m., EST, and at any adjournment or adjournments thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                            NIPSCO INDUSTRIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]



1. To elect four directors to serve on the Board of                      For All
   Directors, each for a three-year term and until         For  Withheld  Except
   their respective successors are elected and             [_]     [_]      [_]
   qualified.
   Nominees: Steven C. Beering, James T. Morris,
             Denis E. Ribordy and Carolyn Y. Woo

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

-----------------------------------------------------------------------



2. To amend Article V, Section A of the Company's          For  Against  Abstain
   Articles of Incorporation to increase the               [_]    [_]      [_]
   number of authorized Common Shares, no par value per share, from 200,000,000 to 400,000,000.


IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE INDICATE
THE NUMBER OF SHAREHOLDER(S) ATTENDING IN THE FOLLOWING BOX:           [_]

               Dated: ___________________________________________________ , 1998
Signature(s) ___________________________________________________________________

--------------------------------------------------------------------------------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHERE APPLICABLE, INDICATE YOUR OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.